EXHIBIT 10.3
CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT
     This Consent and First Amendment to Credit Agreement (“First Amendment”) is made as of this 4th day of September, 2009 by and among Borrowers (as defined below), which are listed on attached Schedule 1, the Lenders (as defined below) signatory hereto and Comerica Bank, as Agent for the Lenders (in such capacity, the “Agent”).
RECITALS
     A. PMFG, Inc. (“Holdings”), Peerless Mfg. Co. (the “Company”), PMC Acquisition, Inc. (“PMC Acquisition”), and, following the execution and delivery by any other Subsidiary (as defined in the Credit Agreement), and acceptance by the Agent, from time to time, of a Credit Agreement Joinder Agreement from such Subsidiary, collectively with the Company, PMC Acquisition and each such Subsidiary, the “Borrowers” and each individually, a “Borrower”) are party to that certain Revolving Credit and Term Loan Agreement dated April 30, 2008, with the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”) and Agent (as amended or otherwise modified from time to time, the “Credit Agreement”).
     B. Borrowers have requested that Agent and the Lenders consent to certain transactions and make certain amendments to the Credit Agreement as set forth herein and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this First Amendment.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrowers, Agent and the Lenders agree as follows:
     1. Holdings has informed the Agent and the Lenders that it will enter into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers whose names are set forth on the signature pages thereto (collectively, the “Investors” and each, individually, an “Investor”) and related transaction documents (collectively with the Securities Purchase Agreement, the “Equity Transaction Documents”) and plans to enter into the following transactions thereunder (collectively, the “Equity Transaction”): Investors will purchase from Holdings up to $21,200,000 of Series A convertible preferred stock of Holdings and warrants exercisable into shares of Holdings’ common stock. The Credit Parties will use all of the Net Cash Proceeds from the Equity Transaction, together with cash on hand in an amount not to exceed $1,000,000, to prepay in full the Mezzanine Subordinated Debt (as defined in the Credit Agreement) (the “Subordinated Debt Prepayment”). Effective upon the satisfaction of the conditions set forth in Section 7 of this First Amendment, the Lenders and Agent hereby (a) consent to the consummation of the Equity Transaction, (b) acknowledge that the Net Cash Proceeds generated from the issuance and sale of securities in connection with the Equity Transaction shall be used, and consent to the use of the Credit Parties’ cash on hand (as aforesaid), to make the Subordinated Debt Prepayment, but only so long as no Default or Event of Default has occurred and is continuing at the time that the Subordinated Debt Prepayment is made, (c) waive the advance notice requirements of Section 7.7(e) of the Credit Agreement arising out of or relating to the Equity Transaction, including the amendment of Holdings’

organizational documents in connection with the Equity Transaction and (d) acknowledge and agree that, for all purposes of the Credit Agreement and the other Loan Documents, the Series A convertible preferred stock (and each aspect and feature thereof), and the warrants, in each case, issued and sold as part of the Equity Transaction (and Holdings’ obligations in respect of each thereof) shall be deemed not to be (i) “Debt,” “Funded Debt,” or “Off Balance Sheet Liabilities” within the meaning of each such term in the Credit Agreement or (ii) debt or liabilities for purposes of calculating the financial covenants set forth in Section 7.9 of the Credit Agreement regardless of the classification thereof in accordance with GAAP.
     2. The following definitions are hereby added to Section 1 of the Credit Agreement:
“First Amendment to Credit Agreement” shall mean that certain Consent and First Amendment to Credit Agreement dated as of September 4, 2009, by and among Borrowers, the Lenders and the Agent.
“Equity Transaction” shall have the meaning ascribed to such term in Section 1 of the First Amendment to Credit Agreement.
“Equity Transaction Documents” shall have the meaning ascribed to such term in Section 1 of the First Amendment to Credit Agreement.
“Reorganization Event” shall have the meaning ascribed to such term in the Equity Transaction Documents.
“Restricted Payment Threshold” shall mean maintaining, as of the end of the most recent fiscal quarter for which Holdings has reported under Section 7.1 hereof and, on a pro forma basis as of the date of the proposed Distribution, both before and after giving effect thereto, a Consolidated Total Leverage Ratio of not greater than 3.00 to 1.00 and a Consolidated Fixed Charge Coverage Ratio of not less than 1.4 to 1.0 (all capitalized terms used in this definition being defined using the definitions in effect on the First Amendment Effective Date).
     3. The following definitions set forth in Section 1 of the Credit Agreement are amended and restated in their entireties as follows:
“Subordinated Debt” shall mean the any unsecured Funded Debt of any Credit Party and other obligations under the Subordinated Debt Documents and any other Funded Debt of any Credit Party which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent.
“Subordinated Debt Documents” shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified, supplemented or otherwise modified from time to time in compliance with the terms of this Agreement.

“Subordination Agreements” shall mean, collectively, any subordination agreements entered into by any Person from time to time in favor of Agent in connection with any Subordinated Debt, the terms of which are acceptable to the Agent, in each case as the same may be amended, restated or otherwise modified from time to time, and “Subordination Agreement” shall mean any one of them.
     4. Article 8 of the Credit Agreement is amended as follows:
(a)	Clauses (b) through (d) of Section 8.5 are each hereby amended and restated in their entirety as follows:

“(b) each Credit Party may (i) declare and make Distributions to any holder of any of its Equity Interests payable in such Credit Party’s Equity Interests and/or (ii) make Purchases of such Credit Party’s Equity Interests using such Credit Party’s Equity Interests, in each case, provided that the issuance of such Equity Interests does not violate the terms of this Agreement;

(c) each Credit Party may declare and make Distributions to any holder of any of its Equity Interests, but only to the extent necessary to enable Holdings and its Domestic Subsidiaries to pay federal and state income taxes attributable to income of the applicable recipient thereof; and

(d) each Credit Party may declare and make Distributions to any other holder of any of its Equity Interests so long as (i) no Default or Event of Default under this Agreement has occurred and is continuing both before and after giving effect to the making of such Distribution, (ii) the Credit Parties are in pro forma compliance with the financial covenants set forth in Section 7.9 hereof, after giving effect to such Distribution, (iii) notwithstanding compliance with clauses (i) and (ii) of this subparagraph (d), the Credit Parties are also in compliance with the Restricted Payment Threshold, both before and after giving effect to such Distribution and (iv) with respect to Distributions to be made in any Fiscal Year, the Excess Cash Flow payment that is or will be required to paid during such Fiscal Year pursuant to Section 4.8(a) hereof has been paid, or the Borrowers have established cash reserves for the making of such Excess Cash Flow payment to the satisfaction of the Agent.”

(b)	Clause (b) of Section 8.8 is hereby amended and restated in its entirety as follows:

“(b) transactions otherwise permitted under this Agreement, including, without limitation, the Equity Transaction;”

(c)	Section 8.10 is hereby amended to replace the reference to “Mezzanine Subordinated Debt Documents” with “Equity Transaction Documents.”

(d)	Section 8.11 is hereby amended and restated in its entirety as follows:

“8.11 Prepayment of Debt. Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt except to the extent permitted by the applicable Subordination Agreement (or, if no Subordination Agreement exists, by the subordination terms in the applicable Subordinated Debt Document), provided, however, that the applicable Credit Party may prepay the Mezzanine Subordinated Debt in full with all of the Net Cash Proceeds generated from the Equity Transaction and the Credit Parties’ cash on hand in an amount not to exceed $1,000,000, so long as no Default or Event of Default has occurred and is continuing both before and after giving effect to such prepayment.”

(e)	Section 8.13 is hereby amended and restated in its entirety as follows:

“8.13 Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constitutional documents of any Credit Party, any Nitram Acquisition Document, any of the Equity Transaction Documents or any Material Contract except to the extent that any such amendment or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) could not reasonably be expected to have a Material Adverse Effect, or (iii) with respect to the constitutional documents of any Credit Party, is necessary or required in connection with the Equity Transaction and/or the execution, delivery or performance of any of the Equity Transaction Documents.
     5. Section 9.1(j) of the Credit Agreement is amended and restated in its entirety as follows: “(j) a Change of Control or a Reorganization Event shall occur; or”.
     6. Concurrently with the closing of the Equity Transaction, Borrowers shall deliver to Agent an updated Schedule 6.20, which shall amend, restate and replace in its entirety existing Schedule 6.20 to the Credit Agreement, and shall set forth all issued and outstanding Equity Interests of each Credit Party, including the number of authorized, issued and outstanding Equity Interests of each Credit Party, the par value of such Equity Interests and the holders of such Equity Interests, in each case as of the date of the closing of the Equity Transaction, after giving effect to the Equity Transaction.
     7. This First Amendment shall become effective (according to the terms hereof) on the date (the “First Amendment Effective Date”) that the following conditions have been fully satisfied by Borrowers (the “Conditions”):
(a)	Agent shall have received via facsimile or electronic mail (followed by the prompt delivery of original signatures) counterpart originals of this First Amendment, in each case duly executed and delivered by the Agent, Borrowers and the Lenders.

(b)	Agent and the Borrowers shall have received a fully executed payoff letter from Prospect in form and substance reasonably satisfactory to Agent and Borrowers, along with reasonably satisfactory documentation and/or other evidence that all Liens granted to Prospect by Borrowers or otherwise in connection with the Mezzanine Subordinated Debt have been or will be released and discharged upon the payment in full of the Mezzanine Subordinated Debt.

(c)	Agent shall receive execution copies of the material documents relating to the Equity Transaction.

(d)	Borrowers shall have paid to the Agent all fees and reasonable costs and expenses, if any, owed to the Agent and accrued to the First Amendment Effective Date, in each case, as and to the extent required to be paid in accordance with the Loan Documents.
     8. Borrowers hereby certify to the Agent and the Lenders as of the First Amendment Effective Date and after giving effect to this Amendment, that (a) execution and delivery of this First Amendment and the other Loan Documents required to be delivered hereunder, and the performance by Borrowers of their obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within the Borrowers’ powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organizational documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this First Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement and the other Loan Documents required to be delivered hereunder will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are true and correct on and as of the First Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the First Amendment Effective Date, after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing.
     9. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Amended Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Nor shall this First Amendment constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Amended Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this First Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrowers or any Guarantor with the Amended Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction. Borrowers hereby confirm that each of the Collateral Documents continues in full force and effect and secures, among other things, all of its obligations, liabilities and indebtedness owing to the Agent and the Lenders under the Credit Agreement and the other Loan Documents (where applicable, as amended herein).
     10. Borrowers hereby acknowledge and agree that this First Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrowers, any other Credit Party, any Guarantor or any other party or any rights, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.
     11. Except as specifically defined to the contrary herein, capitalized terms used in this First Amendment shall have the meanings set forth in the Credit Agreement.
     12. This First Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement and shall be considered a “Loan Document” within the meaning of the Credit Agreement.
     13. This First Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

     WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent

By: Name:	/s/ Kelly Cowherd Kelly Cowherd
Title:	Assistant Vice President
Signature Page to First Amendment

PMFG, INC.

By: Name:	/s/ Peter J. Burlage Peter J. Burlage
Title:	President

PEERLESS MFG. CO.

By: Name:	/s/ Peter J. Burlage Peter J. Burlage
Title:	President

NITRAM ENERGY, INC.

By: Name:	/s/ Peter J. Burlage Peter J. Burlage
Title:	President

BOS-HATTEN, INC.

By: Name:	/s/ Peter J. Burlage Peter J. Burlage
Title:	President

BURGESS - MANNING, INC.

By: Name:	/s/ Peter J. Burlage Peter J. Burlage
Title:	President

BURMAN MANAGEMENT, INC.

By: Name:	/s/ Peter J. Burlage Peter J. Burlage
Title:	President
Signature Page to First Amendment

LENDERS:
COMERICA BANK, as a Lender, Issuing Lender and Swing Line Lender

	By: Name:	/s/ Kelly Cowherd Kelly Cowherd
	Title:	Assistant Vice President
Signature Page to First Amendment

MB FINANCIAL BANK, N.A.

By: Name:	/s/ David G. Killpack David G. Killpack
Title:	Senior Vice President
Signature Page to First Amendment

CITIBANK N.A.

By: Name:	/s/ Yousuf Omar Yousuf Omar
Title:	Senior Vice President
Signature Page to First Amendment

SCHEDULE 1
Peerless Mfg. Co.
PMC Acquisition, Inc.
Nitram Energy, Inc.
Bos-Hatten, Inc.
Burgess - Manning, Inc.
Burman Management, Inc.